Exhibit 99.1

BP EXPLORATION & PRODUCTION, INC.

KING’S PEAK PROPERTIES

Statements of Revenues and Direct Operating Expenses

Period January 1, 2005 through September 21, 2005 and

the years ended December 31, 2004 and 2003

(With Independent Auditors’ Report)

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Shareholders

BP Exploration & Production, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas property (the “King’s Peak Properties”) for the period January 1, 2005 through September 21, 2005 and the years ended December 31, 2004 and 2003. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenue and direct operating expenses were prepared for the purpose of complying with the Rules and Regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Company’s interests in the King’s Peak Properties.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the King’s Peak Properties for the period January 1, 2005 through September 21, 2005 and the years ended December 31, 2004 and 2003 in conformity with U.S. generally accepted accounting principles.

/s/ Pannell Kerr Forster of Texas, P.C.
Pannell Kerr Forster of Texas, P.C.

Houston, Texas

December 5, 2005

BP EXPLORATION & PRODUCTION, INC.

KING’S PEAK PROPERTIES

Statements of Revenues and Direct Operating Expenses

(In thousands)

	Period January 1, 2005 through September 21, 2005	Year Ended December 31,
		2004	2003
Revenues:
Oil and gas sales	$26,996	$75,620	$167,070

Direct operating expenses:
Lease operating expenses	4,157	4,953	13,379

Revenues in excess of direct operating expenses	$22,839	$70,667	$153,691

See accompanying notes to statements of revenues and direct operating expenses.

Notes to Statements of Revenues and Direct Operating Expenses

Period January 1, 2005 through September 21, 2005 and

Years Ended December 31, 2004 and 2003

(1)	Basis of Presentation

On September 21, 2005, BP Exploration & Production, Inc. (the “Company”) disposed of its working interest (55%) in four federal oil and gas leases covering Mississippi Canyon Blocks 173/217 and Desoto Canyon Blocks 133/177, offshore Gulf of Mexico, an oil and gas discovery area named “King’s Peak.” The Company also disposed if its interest (19.25%) in the Canyon Express Pipeline System (“CEPS”). Consideration received in cash at closing, after closing adjustments, was $18.6 million.

Oil and natural gas revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. Direct operating expenses are recognized on the accrual method.

During the periods presented, the King’s Peak Properties were not accounted for or operated as a separate division by the owners. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

These financial statements were prepared for the purpose of complying with the Rules and Regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s interest in the King’s Peak Properties. The accompanying statements of revenues and direct operating expenses vary from an income statement in that they do not show certain expenses, which were incurred in connection with the ownership of the King’s Peak Properties, such as general and administrative expenses, and income taxes. These costs were not separately allocated to the King’s Peak Properties in the previous owners’ historical financial records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the King’s Peak Properties been operated historically as a stand-alone entity. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the King’s Peak Properties had they been assets of the buyer, due to the greatly varying size, structure, and operations between the buyer and previous owners. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and those costs which would be incurred by the buyer upon allocation of the purchase price. Accordingly, the statements of revenues and direct operating expenses and other information presented are not indicative of the financial condition and results of operations of the King’s Peak Properties.

(2)	Use of Estimates

Preparation of the accompanying statements of revenues and direct operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)	Supplemental Oil and Gas Reserve Information (Unaudited)

Supplemental oil and natural gas reserve information related to the King’s Peak Properties is reported in compliance with Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (“FAS 69”). Net proved oil and natural gas reserves of the King’s Peak Properties and the standardized measure of discounted future net cash flows related to those reserves as of September 21, 2005 were derived from data prepared by Collarini Associates as of August 1, 2005.

(a)	Estimated Quantities of Proved Oil and Gas Reserves

Proved reserves are estimated quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

The following table presents the estimated remaining net proved and proved developed oil and gas reserves attributable to the King’s Peak Properties at December 31, 2003 and 2004 and September 21, 2005, along with a summary of changes in the quantities of net remaining proved reserves during the years ended December 31, 2003 and 2004 and the period January 1, 2005 through September 21, 2005. Production volumes for prior periods were added back to the above referenced reserve amounts as of September 21, 2005 to arrive at reserve totals at January 1, 2003, December 31, 2003 and 2004.

	Oil and NGLs (MBbls)	Natural Gas (MMcf)	Natural Gas Equivalent (MMcfe)
Proved reserves, January 1, 2003	272	104,553	106,184
Production	(88)	(32,431)	(32,958)
Revisions in estimates	—	140	140

Proved reserves, December 31, 2003	185	72,262	73,366
Production	(51)	(12,874)	(13,176)
Revisions in estimates	—	—	—

Proved reserves, December 31, 2004	134	59,388	60,190
Production	(13)	(3,738)	(3,819)
Revisions in estimates	—	212	212

Proved reserves, September 21, 2005	121	55,862	56,583

Proved developed reserves:
December 31, 2003	92	29,670	30,223
December 31, 2004	42	16,796	17,047
September 21, 2005	28	13,059	13,228

(b)	Standardized Measure of Discounted Future Net Cash Flows of Proved Oil and Gas Reserves

In computing the Standardized Measure, future cash inflows were estimated by applying period-end oil and natural gas prices to the estimated future production of September 30, 2005 proved reserves, as adjusted for production. The average prices used for the September 21, 2005 calculations were $64.52 per Bbl for oil and natural gas liquids and $15.40 per Mcf for natural gas, and the prices used for the December 31, 2004 and 2003 calculations were $41.60 and $30.69 per Bbl for oil and NGLs and $6.08 and $5.86 per Mcf for natural gas, respectively. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expense has not been considered as the King’s Peak Properties are not a tax paying entity. FAS 69 requires the use of a 10% discount rate.

Discounted future net cash flow estimates like those shown below are not intended to represent estimates of the fair market value of oil and gas properties. Estimates of fair market value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair market value is necessarily subjective and imprecise.

The standardized measure of discounted future net cash flows related to proved oil and natural gas reserves attributable to the King’s Peak Properties is as follows (in thousands):

	September 21, 2005	December 31,
		2004	2003
Future cash inflows	$867,883	$366,743	$429,104
Future operating expenses	$(53,127)	$(57,452)	$(62,406)
Future development costs	$(93,318)	$(93,963)	$(96,486)

Future net cash flows	$721,438	$215,328	$270,212
10% annual discount for estimating timing of cash flows	$146,881	$52,673	$66,868

Standardized measure of discounted future net cash flows	$574,557	$162,655	$203,344